Exhibit 99.1

ABERCROMBIE & FITCH CO. ANNOUNCES ALWAYS FORWARD PLAN

Expects to Achieve Revenues of $4.1 to $4.3 Billion and a Sustainable Operating Margin Rate At
or Above 8% by End of Fiscal 2025; Longer-Term, Expects to Achieve Revenues of $5 Billion and
a Sustainable Operating Margin Rate At or Above 10%

New Albany, Ohio, June 14, 2022: Abercrombie & Fitch Co. (NYSE: ANF) will today host an Investor Day to present its Always Forward Plan, leveraging its omni-channel capabilities and digital penetration to accelerate global growth across brands and deliver shareholder value.

CEO Fran Horowitz said: “The company is in a dramatically different place than we were at our last Investor Day just four years ago. Today, we have clearly defined positioning at each of our global brands with unique edit points, a smaller, modernized and more profitable omni-enabled store base, digital penetration and meaningful cash generation. Our company and brands are purpose-led, and listening to and learning from our global customer is deeply ingrained in our thinking and culture in a way that it never has been before. We are committed to constantly adapting to meet and exceed their ever-changing needs, and I firmly believe that the changes we have made position us to deliver steady growth.”

The Always Forward Plan

2025 Financial Targets

During its Investor Day, the company will outline a financial outlook which the company expects to reach by the end of fiscal 2025 (fiscal year ending January 31, 2026). The Always Forward Plan anticipates annual revenues of $4.1 billion to $4.3 billion and a sustainable annual operating margin rate at or above 8%.

Long-Term Financial Targets

Longer-term, the company believes it can reach $5 billion of annual revenues and a sustainable annual operating margin rate at or above 10%.

CEO Fran Horowitz said: “Over the last several years, we have consistently proven our ability to navigate through unprecedented challenges while maintaining a focus on making progress against our long-term strategic goals. Our Always Forward Plan reflects the dynamic global, economic and political environment, with an expectation for known and unknown consumer pressures to emerge. This provides us with multiple avenues to achieve our targets, giving us confidence that we can meet our 2025 and longer-term plan. Going forward, we are focused on maintaining our expense discipline and plan to continue to seek expense efficiencies while protecting and funding our Always Forward targets and generating significant cash flow.”

Strategic Growth Principles

The Always Forward Plan is anchored on three strategic growth principles, which are informed by the company’s Corporate Purpose of “Being here for you on the journey to being and becoming who you are”. These principles are to:
•Execute Focused Brand Growth Plans;
•Accelerate an Enterprise-Wide Digital Revolution; and
•Operate with Financial Discipline.

Execute Focused Brand Growth Plans. The company has identified three brand growth opportunities:
•The Abercrombie & Fitch and abercrombie kids brands (targeting 6% to 8% sales CAGR over the three years ending in fiscal 2025);
•The Hollister brand (targeting a flat to 2% sales CAGR over the three years ending in fiscal 2025); and
•The Gilly Hicks brand (targeting a 15% sales CAGR over the three years ending in fiscal 2025).

Abercrombie & Fitch adults is expected to be the largest contributor to growth.

Accelerate an Enterprise-Wide Digital Revolution. The company plans to accelerate an enterprise-wide digital revolution through Knowing Their Customer Better and Wowing Them Everywhere. The company expects to expand and accelerate their investment in best-in-class customer analytics and proactively build teams and systems to continue to meet and exceed customer expectations.

Operate with Financial Discipline. The company plans to self-fund a disciplined and agile investment plan, focused on driving omni-channel growth across Digital and Stores and plans on generating a cumulative minimum of $600 million of free cash flow in fiscal 2022 through fiscal 2025 to provide consistent shareholder returns.

Investor Day Webcast and Event Information

Details of the Always Forward Plan and strategic principles will be discussed this morning at the company’s Investor Day. Presenting at the Investor Day will be: Fran Horowitz, Chief Executive Officer; Kristin Scott, President, Global Brands; Carey Krug, Head of Marketing at Abercrombie & Fitch brands; Robert Zajac, Head of Marketing at Hollister, Gilly Hicks and Social Tourist; Samir Desai, Chief Digital and Technology Officer; and Scott Lipesky, Chief Financial Officer. Following the presentations, there will be a question and answer session.

Today’s Investor Day will be held at Tribeca 360 in New York, New York. In addition to the presentation, there will be interactive pop-up store experiences at the in-person event at Tribeca 360. The presentation will be webcast live from approximately 9:00 a.m. ET to 12:30 p.m. ET on the “Investors” section of the company’s website at corporate.abercrombie.com. A presentation will also be made available prior to the webcast at approximately 8:45 a.m. ET in the “Investors” section of the company’s website at corporate.abercrombie.com. Following the meeting, a replay of the webcast will be available in the “Investors” section of the company’s website at corporate.abercrombie.com for a period of one year.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including without limitation statements regarding our Always Forward Plan and longer-term goals and targets, relate to our current assumptions, estimates, judgments, expectations, plans, and projections about our business. Words or phrases such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “should,” “are confident,” “could,” “may,” “outlook,” “forecast,” “aspire,” “target,” or the negative version of those words and similar expressions may identify forward-looking statements.

Factors that could cause the company's financial targets and estimates to differ materially from those expressed or implied in any of the forward-looking statements included in this presentation or otherwise made by management, include, but are not limited to, the risks described or referenced in Part 1, Item 1A. “Risk Factors” of the company's Annual Report on Form 10-K for the fiscal year ended January 29, 2022 and otherwise in reports and filings that we have made with the Securities and Exchange Commission (SEC), as well as the following: risks and uncertainty related to the ongoing COVID-19 pandemic, including the potential emergence of additional variants, and any other adverse public health developments; risks related to changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits; risks related to recent inflationary pressures with respect to labor and raw materials and global supply chain constraints that have, and could continue to, affect freight, transit and other costs; risks related to geopolitical conflict, including the on-going hostilities in Ukraine, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience; risks related to our failure to engage our customers, anticipate customer demand and changing fashion trends, and manage our inventory; risks related to our ability to successfully invest in customer, digital, and omnichannel initiatives; risks related to our ability to execute on our global store network optimization initiative; risks related to our international growth strategy; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information systems; failure to protect our reputation; risks associated with climate change and other corporate responsibility issues; and risks related to our ability to attract or retain talent. Additional information will be made available in other reports and filings that we make from time to time with the SEC.

These forward-looking statements are subject to risks and uncertainties and the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements in this press release are based on information presently available to our management and relate only to events as of the date on which the statements are made. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements, including any financial targets or estimates, whether as a result of new information, future events, or otherwise.

About Abercrombie & Fitch Co.

Abercrombie & Fitch Co. (NYSE: ANF) is a leading, global, omnichannel specialty retailer of apparel and accessories for men, women and kids through five renowned brands. The iconic Abercrombie & Fitch brand was born in 1892 and aims to make every day feel as exceptional as the start of a long weekend. abercrombie kids sees the world through kids’ eyes, where play is life and every day is an opportunity to be anything and better anything. The Hollister brand believes in liberating the spirit of an endless summer inside everyone and making teens feel celebrated and comfortable in their own skin. Gilly Hicks, offering underwear, loungewear and activewear, is designed to give all Gen Z customers their daily dose of happy. Social Tourist, the creative vision of Hollister and social media personalities, Dixie and Charli D’Amelio, offers trend forward apparel that allows teens to experiment with their style, while exploring the duality of who they are both on social media and in real life.

The brands share a commitment to offering products of enduring quality and exceptional comfort that allow consumers around the world to express their own individuality and style. Abercrombie & Fitch Co. operates approximately 730 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com, www.gillyhicks.com and www.socialtourist.com.

Further information is available at corporate.abercrombie.com. Important information may be disseminated initially or exclusively via the website; investors should consult the site to access this information.

Investor Contact:	Media Contact:

Pamela Quintiliano	Mackenzie Gusweiler
Abercrombie & Fitch Co.	Abercrombie & Fitch Co.
(614) 283-6751	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com

Reporting and Use of GAAP and Non-GAAP Measures

The company discloses free cash flow in this press release, a non-GAAP measure calculated as cash flows generated from operations less cash flows used for capital expenditures. The company uses free cash flow as a measure to assess the company’s liquidity and determine cash remaining for general corporate and strategic purposes as well as the amount of cash available to return to stockholders pursuant to the company's capital allocation strategy. Accordingly, the company believes free cash flow is useful to investors. The most directly comparable GAAP financial measure is net cash provided by operating activities. Non-GAAP financial measures should be used supplemental to, and not as an alternative to, the company’s GAAP financial results, and may not be calculated in the same manner as similar measures presented by other companies.

For the four-year period from fiscal 2022 through fiscal 2025, the company plans on generating cumulative minimum net cash from operating activities of approximately $1.2 billion and expects to use cash of approximately $600 to $700 million for capital expenditures, the net of which is expected to generate a minimum of approximately $600 million of free cash flow.